Exhibit 99.1

Five9 Reports Record Annual Revenue of $200 Million, Up 24% Year-Over-Year
37% Growth in LTM Enterprise Subscription Revenue
Record Annual Operating Cash Flow of $11.1 Million
Fourth Quarter Record Revenue of $55.4 Million, Up 25% Year-Over-Year
SAN RAMON, Calif. - February 21, 2018 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud software for the enterprise contact center market, today reported results for the fourth quarter and full year ended December 31, 2017.
Fourth Quarter 2017 Financial Results

•	Revenue for the fourth quarter of 2017 increased 25% to $55.4 million, compared to $44.2 million for the fourth quarter of 2016.

•
GAAP gross margin was 59.6% for the fourth quarter of 2017, compared to 64.3% for the fourth quarter of 2016. Included in the GAAP results for the fourth quarter of 2016 was a $3.1 million non-recurring item, which increased GAAP gross margin in the fourth quarter of 2016 by 7.0 percentage points from 57.3%.

•	Adjusted gross margin was 63.6% for the fourth quarter of 2017, compared to 61.9% for the fourth quarter of 2016.

•
GAAP net loss for the fourth quarter of 2017 was $(0.6) million, or $(0.01) per basic share, compared to GAAP net income of $0.4 million, or $0.01 per diluted share, for the fourth quarter of 2016. GAAP net loss for the fourth quarter of 2016 was $(2.7) million, or $(0.05) per basic share, excluding the $3.1 million non-recurring item.

•
Non-GAAP net income for the fourth quarter of 2017 was $4.0 million, or $0.07 per diluted share, compared to non-GAAP net income of $0.1 million, or $0.00 per diluted share, for the fourth quarter of 2016.

•	Adjusted EBITDA for the fourth quarter of 2017 was a record $6.9 million, or 12.4% of revenue, compared to $2.9 million, or 6.6% of revenue, for the fourth quarter of 2016.

•	GAAP operating cash flow for the fourth quarter of 2017 was $2.9 million, compared to GAAP operating cash flow of $2.8 million for the fourth quarter of 2016.

2017 Financial Results

•	Total revenue for 2017 increased 24% to a record $200.2 million, compared to $162.1 million in 2016.

•
GAAP gross margin was 58.5% for 2017, compared to 58.7% in 2016. Included in the GAAP results for 2016 was a $3.1 million non-recurring item, which increased GAAP gross margin in 2016 by 1.9 percentage points from 56.8%.

•	Adjusted gross margin was 62.7% for 2017, compared to 61.7% in 2016.

•
GAAP net loss for 2017 was $(9.0) million, or $(0.16) per basic share, compared to a GAAP net loss of $(11.9) million, or $(0.23) per basic share, in 2016. Included in the GAAP results for 2017 were two non-recurring items resulting in a net $0.3 million favorability while 2016 GAAP results included two non-recurring items resulting in a net $2.1 million favorability.

•	Non-GAAP net income for 2017 was $6.3 million, or $0.11 per diluted share, compared to a non-GAAP net loss of $(3.6) million, or $(0.07) per basic share, in 2016.

•	Adjusted EBITDA for 2017 was a record $17.6 million, or 8.8% of revenue, compared to $8.4 million, or 5.2% of revenue, in 2016.

•	GAAP operating cash flow for 2017 was $11.1 million, compared to GAAP operating cash flow of $6.8 million in 2016.

"We had a strong finish to the year with better than expected fourth quarter results capping off a record year for Five9. For the year, we grew revenue by 24% to a record $200 million. Our revenue growth continues to be driven by our Enterprise business, which delivered 37% growth in LTM Enterprise subscription revenue. Our strong enterprise growth and the operating leverage in our business model drove strong improvements to our bottom line, including operating cash flow of $11.1 million for the year.  Additionally, we set an all-time record for Enterprise bookings in the fourth quarter and full year. We believe that our continued execution combined with our powerful, differentiated cloud contact center software positions Five9 extremely well in the customer experience market that is still in the early days of a massive shift to the cloud."
- Barry Zwarenstein, Interim CEO and Chief Financial Officer, Five9
Business Outlook
On January 1, 2018, Five9 adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. The guidance below includes the expected impact of the adoption of this new revenue standard, which replaced ASC 605. For the full year and first quarter of 2018, we expect no material difference in revenue between ASC 606 and ASC 605. Under ASC 606, we expect to add approximately $5 million to $7 million to GAAP and non-GAAP net income for the full year 2018 and approximately $0.5 million to $1.5 million to GAAP and non-GAAP net income for the first quarter of 2018.

•	For the full year 2018, Five9 expects to report:

•	Revenue in the range of $231 to $234 million.

•	GAAP net loss in the range of $(13.4) to $(10.4) million, or $(0.23) to $(0.18) per basic share.

•	Non-GAAP net income in the range of $12.6 to $15.6 million, or $0.20 to $0.25 per diluted share.

•	For the first quarter of 2018, Five9 expects to report:

•	Revenue in the range of $54.5 to $55.5 million.

•	GAAP net loss in the range of $(4.5) to $(3.5) million, or a loss of $(0.08) to $(0.06) per basic share.

•	Non-GAAP net income in the range of $1.3 to $2.3 million, or $0.02 to $0.04 per diluted share.

Conference Call Details
Five9 will discuss its fourth quarter and full year 2017 results today, February 21, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 6886112), please dial: 888-427-9411 or 719-325-4940. An audio replay of the call will be available through March 7, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 6886112. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our website, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit by adding back or removing the following items to gross profit: depreciation, amortization, stock-based compensation expense, and the reversal of accrued federal fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation, amortization, interest expense, income tax expense (benefit), stock-based compensation expense, extinguishment of debt, non-recurring litigation settlement costs, the reversal of interest and penalties on accrued federal fees, and interest income and other, which consists primarily of a non-cash adjustment on investment, interest income and foreign exchange gains and losses. We calculate non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, intangibles amortization, non-recurring litigation settlement costs, and the reversal of interest and penalties on accrued federal fees. We calculate non-GAAP net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, intangibles amortization, amortization of debt discount and issuance costs, extinguishment of debt, non-recurring litigation settlement costs, the reversal of interest and penalties on accrued federal fees, and non-cash adjustments on investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Interim Chief Executive Officer and Chief Financial Officer, including statements regarding Five9’s market position, business momentum, product positioning, the state of the cloud customer experience market, and the first quarter 2018 and full year 2018 financial projections, including the expected impact of ASC 606, set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our sales force could impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and adversely affect our business; (vii) the markets in which we participate are highly competitive, and if we do not compete effectively, our operating results could be harmed; (viii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully grow and manage these relationships could harm our business; (x) we are establishing a network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software, any increase in the cost thereof, reduction in efficacy or any failure by these service providers to provide reliable services could cause us to lose customers, increase our customers’ cost of using our solution and subject us to, among other things, claims for credits or damages; (xiv) we have a history of losses and we may be unable to achieve or sustain profitability; (xv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xvi) failure to comply with laws and regulations could harm our business and our reputation; and (xvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud software for the enterprise contact center market, bringing the power of the cloud to thousands of customers and facilitating more than three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, helping organizations transition from legacy premise-based solutions to the cloud. Five9 provides businesses with cloud contact center software that is reliable, secure, compliant and scalable which is designed to create exceptional customer experiences, increase agent productivity and deliver tangible business results. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$68,947	$58,122
Accounts receivable, net	19,048	13,881
Prepaid expenses and other current assets	4,840	3,008
Total current assets	92,835	75,011
Property and equipment, net	19,888	14,688
Intangible assets, net	1,073	1,539
Goodwill	11,798	11,798
Other assets	2,602	2,203
Total assets	$128,196	$105,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,292	$3,366
Accrued and other current liabilities	11,787	9,604
Accrued federal fees	1,151	2,742
Sales tax liability	1,326	1,347
Notes payable	336	742
Capital leases	6,651	6,230
Deferred revenue	13,975	10,047
Total current liabilities	39,518	34,078
Revolving line of credit — less current portion	32,594	32,594
Sales tax liability — less current portion	1,044	1,476
Notes payable — less current portion	—	318
Capital leases — less current portion	7,161	5,915
Other long-term liabilities	1,041	530
Total liabilities	81,358	74,911
Stockholders’ equity:
Common stock	57	53
Additional paid-in capital	222,202	196,555
Accumulated deficit	(175,421)	(166,280)
Total stockholders’ equity	46,838	30,328
Total liabilities and stockholders’ equity	$128,196	$105,239

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$55,403	$44,207	$200,225	$162,090
Cost of revenue	22,363	15,770	83,104	66,934
Gross profit	33,040	28,437	117,121	95,156
Operating expenses:
Research and development	6,748	6,236	27,120	23,878
Sales and marketing	17,358	14,480	66,570	52,748
General and administrative	8,767	6,511	29,151	25,072
Total operating expenses	32,873	27,227	122,841	101,698
Income (loss) from operations	167	1,210	(5,720)	(6,542)
Other income (expense), net:
Extinguishment of debt	—	—	—	(1,026)
Interest expense	(836)	(869)	(3,471)	(4,226)
Interest income and other	164	54	490	(12)
Total other income (expense), net	(672)	(815)	(2,981)	(5,264)
Income (loss) before income taxes	(505)	395	(8,701)	(11,806)
Provision for (benefit from) income taxes	126	(14)	268	54
Net income (loss)	$(631)	$409	$(8,969)	$(11,860)
Net income (loss) per share:
Basic	$(0.01)	$0.01	$(0.16)	$(0.23)
Diluted	$(0.01)	$0.01	$(0.16)	$(0.23)
Shares used in computing net income (loss) per share:
Basic	56,034	53,126	54,946	52,342
Diluted	56,034	56,633	54,946	52,342

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(8,969)	$(11,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,314	8,390
Provision for doubtful accounts	95	75
Stock-based compensation	15,343	9,643
Amortization of debt discount and issuance costs	80	241
Loss on extinguishment of debt	—	1,026
Reversal of interest and penalties on accrued federal fees	(2,133)	—
Reversal of accrued federal fees	—	(3,114)
Non-cash adjustment on investment	(366)	—
Accretion of interest	21	20
Others	(48)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(5,163)	(3,389)
Prepaid expenses and other current assets	(1,912)	(859)
Other assets	(33)	203
Accounts payable	813	811
Accrued and other current liabilities	1,061	2,262
Accrued federal fees and sales tax liability	90	(182)
Deferred revenue	3,882	3,680
Other liabilities	31	(99)
Net cash provided by operating activities	11,106	6,838
Cash flows from investing activities:
Purchases of property and equipment	(2,650)	(1,131)
Purchases of privately-held company securities	—	(1,206)
Decrease (increase) in restricted cash	—	(60)
Net cash used in investing activities	(2,650)	(2,397)
Cash flows from financing activities:
Proceeds from exercise of common stock options and warrants	6,035	4,286
Proceeds from sale of common stock under ESPP	4,101	1,979
Proceeds from revolving line of credit	—	32,594
Repayments on revolving line of credit	—	(12,500)
Repayments of notes payable	(699)	(24,351)
Payments of capital leases	(7,068)	(6,237)
Payment of prepayment penalty and related fees	—	(368)
Payments for debt issuance costs	—	(206)
Net cash provided by (used in) financing activities	2,369	(4,803)
Net increase (decrease) in cash and cash equivalents	10,825	(362)
Cash and cash equivalents:
Beginning of period	58,122	58,484
End of period	$68,947	$58,122

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP gross profit	$33,040	$28,437	$117,121	$95,156
GAAP gross margin	59.6%	64.3%	58.5%	58.7%
Non-GAAP adjustments:
Depreciation	1,523	1,521	5,949	6,221
Intangibles amortization	88	87	351	352
Stock-based compensation	594	424	2,202	1,375
Reversal of accrued federal fees	—	(3,114)	—	(3,114)
Adjusted gross profit	$35,245	$27,355	$125,623	$99,990
Adjusted gross margin	63.6%	61.9%	62.7%	61.7%

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP net income (loss)	$(631)	$409	$(8,969)	$(11,860)
Non-GAAP adjustments:
Depreciation and amortization	2,068	2,086	8,314	8,390
Stock-based compensation	4,640	2,716	15,343	9,643
Extinguishment of debt	—	—	—	1,026
Interest expense	836	869	3,471	4,226
Interest (income) and other	(164)	(54)	(490)	13
Legal settlement	—	—	1,700	—
Legal and indemnification fees related to settlement	—	—	135	—
Reversal of interest and penalties on accrued federal fees (G&A)	—	—	(2,133)	—
Reversal of accrued federal fees (COR)	—	(3,114)	—	(3,114)
Provision for (benefit from) income taxes	126	(14)	268	54
Adjusted EBITDA	$6,875	$2,898	$17,639	$8,378

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP operating income (loss)	$167	$1,210	$(5,720)	$(6,542)
Non-GAAP adjustments:
Stock-based compensation	4,640	2,716	15,343	9,643
Intangibles amortization	116	117	465	503
Legal settlement	—	—	1,700	—
Legal and indemnification fees related to settlement	—	—	135	—
Reversal of interest and penalties on accrued federal fees (G&A)	—	—	(2,133)	—
Reversal of accrued federal fees (COR)	—	(3,114)	—	(3,114)
Non-GAAP operating income	$4,923	$929	$9,790	$490

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP net income (loss)	$(631)	$409	$(8,969)	$(11,860)
Non-GAAP adjustments:
Stock-based compensation	4,640	2,716	15,343	9,643
Intangibles amortization	116	117	465	503
Amortization of debt discount and issuance costs	20	20	80	241
Extinguishment of debt	—	—	—	1,026
Legal settlement	—	—	1,700	—
Legal and indemnification fees related to settlement	—	—	135	—
Reversal of interest and penalties on accrued federal fees (G&A)	—	—	(2,133)	—
Reversal of accrued federal fees (COR)	—	(3,114)	—	(3,114)
Non-cash adjustment on investment	(133)	—	(366)	—
Non-GAAP net income (loss)	$4,012	$148	$6,255	$(3,561)
GAAP net income (loss) per share:
Basic	$(0.01)	$0.01	$(0.16)	$(0.23)
Diluted	$(0.01)	$0.01	$(0.16)	$(0.23)
Non-GAAP net income (loss) per share:
Basic	$0.07	$—	$0.11	$(0.07)
Diluted	$0.07	$—	$0.11	$(0.07)
Shares used in computing GAAP net income (loss) per share:
Basic	56,034	53,126	54,946	52,342
Diluted	56,034	56,633	54,946	52,342

Shares used in computing non-GAAP net income (loss) per share:
Basic	56,034	53,126	54,946	52,342
Diluted	59,905	56,633	59,073	52,342

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2017			December 31, 2016
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$594	$1,523	$88	$424	$1,521	$87
Research and development	807	170	—	549	224	—
Sales and marketing	1,128	2	28	759	29	29
General and administrative	2,111	257	—	984	195	1
Total	$4,640	$1,952	$116	$2,716	$1,969	$117

	Twelve Months Ended
	December 31, 2017			December 31, 2016
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$2,202	$5,949	$351	$1,375	$6,221	$352
Research and development	3,042	795	—	2,059	737	—
Sales and marketing	4,364	6	114	2,363	107	114
General and administrative	5,735	1,099	—	3,846	822	37
Total	$15,343	$7,849	$465	$9,643	$7,887	$503

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2018		December 31, 2018
	Low	High	Low	High

GAAP net loss	$(4,476)	$(3,476)	$(13,398)	$(10,398)
Non-GAAP adjustments:
Stock-based compensation	5,640	5,640	25,452	25,452
Intangibles amortization	116	116	465	465
Amortization of debt issuance costs	20	20	81	81
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$1,300	$2,300	$12,600	$15,600
GAAP net loss per share, basic and diluted	$(0.08)	$(0.06)	$(0.23)	$(0.18)
Non-GAAP net income per share:
Basic	$0.02	$0.04	$0.22	$0.27
Diluted	$0.02	$0.04	$0.20	$0.25
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	57,000	57,000	58,500	58,500
Diluted	61,500	61,500	63,000	63,000

(1)	Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contact:

Five9, Inc.
Barry Zwarenstein
Interim CEO and Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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